QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 to Form S-16 (Nos. 2-62247), Registration Statement on Form S-3 (Nos. 33-3027, 33-16674, 33-19035, 333-129292, 333-132143 and 333-179639) and Registration Statement on Form S-8 (Nos. 33-40199, 33-15639, 333-26361, 333-62550, 333-67180, 333-150457, 333-188116 and 333-204061) of Ball Corporation of our report dated 5 May 2015 relating to the consolidated financial statements of Rexam PLC, which appears in this Current Report on Form 8-K of Ball Corporation.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
June 15, 2015

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS